Exhibit 99.1
July 20, 2022
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Second Quarter 2022 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or "the Company"), one of the largest and most diversified freight transportation companies, operating the largest full truckload fleet in North America, today reported second quarter 2022 net income attributable to Knight-Swift of $219.5 million and Adjusted Net Income Attributable 1 to Knight-Swift of $230.2 million. GAAP earnings per diluted share for the second quarter of 2022 were $1.35, compared to $0.92 for the second quarter of 2021. The Adjusted EPS was $1.41 for the second quarter of 2022, compared to $0.98 for the second quarter of 2021.

Key Financial Highlights
Each reportable segment achieved double-digit revenue growth while improving margins, leading to consolidated revenue growth of 39.7%, excluding truckload and less-than-truckload ("LTL") fuel surcharge. Consolidated operating income improved 70.5% to $325.8 million in the second quarter of 2022, as compared to the same quarter last year. Net Income Attributable to Knight-Swift increased by 43.6% to $219.5 million.
•Truckload — 78.9% Adjusted Operating Ratio, a 200 basis point improvement, supported by an 11.2% year-over-year increase in revenue, excluding fuel surcharge and intersegment transactions.
•LTL — 78.7% Adjusted Operating Ratio, a 720 basis point sequential improvement, as yield remains strong and we continue to capture both revenue and cost synergies.
•Logistics — 82.2% Adjusted Operating Ratio, year-over-year operating income improvement of 204.7%. Load count grew by 48.2%, leading to a 52.5% increase in revenue, excluding intersegment transactions.
•Intermodal — 89.3% operating ratio, a 570 basis point improvement year-over-year, leading to a 143.8% increase in operating income with year-over-year revenue growth of 15.2%.
•Non-reportable Segments — Operating income improvement of 614.6%, supported by revenue growth of 91.8%, from the activities within our operating segments of insurance, equipment maintenance, equipment leasing, and warehousing.
•Free Cash Flow 1 — $528.7 million of free cash flow during the first half of 2022.
•Return on Net Tangible Assets 1 — Return on net tangible assets of 24.8% during the last 12 months, generated through internal growth, acquisitions, and investments.
•Embark Technology Inc. ("Embark") — 2021 initial investment in Embark declined, resulting in an unrealized loss that negatively impacted earnings per diluted share and Adjusted EPS by $0.16 during the second quarter of 2022.

	Quarter Ended June 30, [2]
	2022	2021	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,961,131	$1,315,701	49.1%
Revenue, excluding truckload and LTL fuel surcharge	$1,694,531	$1,212,872	39.7%
Operating income	$325,778	$191,115	70.5%
Adjusted Operating Income [1]	$339,993	$204,637	66.1%
Net income attributable to Knight-Swift	$219,492	$152,804	43.6%
Adjusted Net Income Attributable to Knight-Swift [1]	$230,189	$162,998	41.2%
Earnings per diluted share	$1.35	$0.92	46.7%
Adjusted EPS [1]	$1.41	$0.98	43.9%
1See GAAP to non-GAAP reconciliation in the schedules following this release.
2For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.

David Jackson, CEO of Knight-Swift, commented, "We achieved double-digit revenue growth and expanded margins in each of our reportable segments during the quarter. Although the spot market softened during the quarter, the Truckload segment operated with a sub-80% Adjusted Operating Ratio, while our Logistics segment grew load count 48.2% and continues to provide significant value to our customers through our power-only and traditional brokerage service offerings. The LTL segment produced a 78.7% Adjusted Operating Ratio during the quarter, as the ACT and MME teams work together to build out a connected super-regional network that will provide additional yield and revenue opportunities. We are encouraged by the LTL yield improvement, the magnitude of the synergies being realized, and the market share growth opportunities. The Intermodal segment continues to build out a freight network that aligns with our new rail partners, while continuing to operate with double-digit margins. Demand continues to strengthen for our non-truckload services, and we believe will lead to further revenue and earnings growth. We believe that our ability to pivot to more contract opportunities, provide scale and flexibility to shippers with excess trailers, along with our diverse customer base and expanding geographical footprint, positions us well to navigate a changing environment in the near term."
Other (Expense) Income, net — We incurred $25.6 million of expense within "Other (expense) income, net" in the condensed consolidated statement of comprehensive income in the second quarter of 2022, primarily due to unrealized losses on our investment in Embark. The unrealized losses on our investment in Embark negatively impacted earnings per diluted share and Adjusted EPS by $0.16 for the second quarter of 2022.
Income Taxes — The effective tax rate was 24.7% for the second quarter of 2022, compared to 25.3% for the second quarter of 2021. We expect the full-year 2022 effective tax rate to be approximately 25%.
Dividend and Share Repurchases — On April 19, 2022, our board of directors declared a quarterly cash dividend of $0.12 per share of common stock. The dividend was payable to the Company's stockholders of record as of June 10, 2022 and was paid on June 27, 2022. During the second quarter of 2022, we spent $150 million on share repurchases, bringing the year-to-date total repurchases to approximately $300 million.

Segment Financial Performance
Truckload Segment

	Quarter Ended June 30,
	2022	2021	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge and intersegment transactions	$981,479	$882,560	11.2%
Operating income	$206,296	$168,457	22.5%
Adjusted Operating Income [1]	$206,619	$168,781	22.4%
Operating ratio	82.6%	82.9%	(30	bps)
Adjusted Operating Ratio [1]	78.9%	80.9%	(200	bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Our Truckload segment includes our irregular route, dedicated, refrigerated, expedited, flatbed, and cross-border operations across our brands with 13,342 irregular route tractors and 4,713 dedicated tractors. Our Truckload segment operated at a 78.9% Adjusted Operating Ratio, which improved by 200 basis points year-over-year. This, along with 11.2% growth in revenue, excluding fuel surcharge and intersegment transactions, led to a 22.4% improvement in Adjusted Operating Income.
Revenue per loaded mile, excluding fuel surcharge and intersegment transactions increased 21.2%. Miles per tractor decreased by 6.6%, which is an improvement from the year-over-year decrease of 9.6% for the first quarter of 2022. These factors ultimately led to an 11.1% increase in average revenue per tractor and improved margins.
We are making modest progress with seating our tractors, leading to improved utilization. We continue to add scale by increasing our trailer count which has grown to approximately 73,000 trailers as of the second quarter of 2022.

2

LTL Segment 1

Quarter Ended June 30,
2022
(Dollars in thousands)
Revenue, excluding fuel surcharge	$224,178
Operating income	$43,767
Adjusted Operating Income [2]	$47,762
Operating ratio	84.6%
Adjusted Operating Ratio [2]	78.7%

1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2See GAAP to non-GAAP reconciliation in the schedules following this release.
Our LTL segment made significant strides in improving margins, operating at a 78.7% Adjusted Operating Ratio during the second quarter of 2022. Revenue, excluding fuel surcharge, per hundredweight was $14.20, while revenue per shipment, excluding fuel surcharge was $151.64. The ACT and MME teams continue to achieve both customer and cost synergies as they connect their network of approximately 100 facilities and door count of 4,300, leading to more freight opportunities and a longer length of haul. During the back half of this year we expect door capacity will grow by 300 doors across 9 new or expanded locations. We continue to look for both organic and inorganic opportunities to geographically expand our footprint within the LTL market.
Logistics Segment

	Quarter Ended June 30,
	2022	2021	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$247,319	$162,167	52.5%
Operating income	$43,749	$14,356	204.7%
Adjusted Operating Income [1]	$44,083	$14,453	205.0%
Operating ratio	82.4%	91.4%	(900	bps)
Adjusted Operating Ratio [1]	82.2%	91.1%	(890	bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Demand for our logistics service offering remains strong. We continue to leverage our consolidated fleet of approximately 73,000 trailers to support our power-only service offering. Logistics revenue, excluding intersegment transactions, increased 52.5% as we grew load count by 48.2% while increasing revenue per load by 2.9%. The Adjusted Operating Ratio improved to 82.2%, resulting in a 205.0% increase in Adjusted Operating Income. Logistics gross margin was 24.4% in the second quarter of 2022, compared to 15.7% in the second quarter of 2021.

3

Intermodal Segment

	Quarter Ended June 30,
	2022	2021	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$132,854	$115,294	15.2%
Operating income	$14,172	$5,812	143.8%
Operating ratio	89.3%	95.0%	(570	bps)

Operating income increased by 143.8%, as operating ratio improved from 95.0% to 89.3%. We saw meaningful improvements in street and rail velocity in many corridors after volumes in the beginning of the quarter were negatively impacted by longer container and chassis dwell times, as well as inconsistent rail network speeds. These factors contributed to a 39.2% increase in revenue per load, partially offset by a 17.2% decrease in load count. Labor challenges within the rail network appear to be softening, leading to improved notification times and more consistency for our customers.
Network fluidity continues to be a rail market challenge. As a result of our new network and improved service offering, we expect load volumes to inflect positive year-over-year beginning in the third quarter as we grow with new customers and expand with existing customers. To position Intermodal for continued growth, we increased our container count by over 600 during the first half of the year and we anticipate further growth during the second half. Intermodal continues to provide value to our customers and is complementary to the many services we offer.

Non-reportable Segments

	Quarter Ended June 30,
	2022	2021	Change
	(Dollars in thousands)
Total revenue	$128,112	$66,795	91.8%
Operating income	$17,794	$2,490	614.6%

The non-reportable segments include support services provided to our customers and third-party carriers, including insurance, equipment maintenance, equipment leasing, warehousing, trailer parts manufacturing, and warranty services. Our non-reportable segments also include certain corporate expenses (such as legal settlements and accruals, as well as $11.6 million in quarterly amortization of intangibles related to the 2017 merger between Knight and Swift and certain acquisitions). Strong demand for our insurance, equipment maintenance, equipment leasing, and warehousing services led to a 614.6% improvement in operating income, supported by 91.8% revenue growth within our non-reportable segments. We expect continued growth and income improvement from these segments moving forward.

4

Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses) 1

	Year-to-Date June 30,
	2022	2021	Change
	(In thousands)
Net cash provided by operating activities	$719,984	$459,504	$260,480
Net cash used in investing activities	(204,306)	(196,916)	(7,390)
Net cash used in financing activities	(552,361)	(227,798)	(324,563)
Net (decrease) increase in cash, restricted cash, and equivalents [2]	$(36,683)	$34,790	$(71,473)
Net capital expenditures	$(191,283)	$(120,481)	$(70,802)

1For information regarding comparability of the reported results due to acquisitions, refer to footnote 1 of the Condensed Consolidated Statements of Comprehensive Income in the schedules following this release.
2"Net (decrease) increase in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.
Liquidity and Capitalization — As of June 30, 2022, we had a balance of $1.2 billion of unrestricted cash and available liquidity and $6.6 billion of stockholders' equity. The face value of our debt, net of unrestricted cash ("Net Debt") was $1.8 billion as of June 30, 2022. Free Cash Flow1 for the first half of 2022 was $528.7 million. During the first half of 2022, we generated $720.0 million in operating cash flows and paid down $38.8 million in long-term debt, $27.6 million in finance lease liabilities, and $19.8 million on our operating lease liabilities. We also repurchased approximately $300 million worth of our shares, and issued $39.7 million in dividends to our stockholders.
Equipment and Capital Expenditures — Gain on sale of revenue equipment increased to $23.0 million in the second quarter of 2022, compared to $15.1 million in the same quarter of 2021. The average age of the tractor fleet within our Truckload segment was 2.7 years in the second quarter of 2022, compared to 2.4 years in the same quarter of 2021. The average age of the tractor fleet within our LTL segment was 4.6 years in the second quarter of 2022. Cash capital expenditures, net of disposal proceeds, were $191.3 million in the first half of 2022. We expect net cash capital expenditures will be in the range of $550 – $600 million for full-year 2022. Our net cash capital expenditures primarily represent replacements of existing tractors and trailers, as well as investments in our terminal network, driver amenities, and technology.
Guidance — We expect that Adjusted EPS1 for full-year 2022 will range from $5.30 to $5.45, which is an update from our previous expectation of $5.20 to $5.40. Our expected Adjusted EPS1 range is based on the current truckload, LTL, and general market conditions, recent trends, and the current beliefs, assumptions, and expectations of management, as follows:
•Rates inflect negatively year-over-year late in the third quarter and into the fourth quarter as the moderating spot market yields less non-contract opportunities
•Stable truck count with a modest sequential improvement in miles per tractor
•Year-over-year increases in LTL revenue with improved margins
•Increased Logistics load volumes offset by a reduced revenue per load with an operation ratio in the high 80s
•Intermodal margins to remain in the double digits with volumes improving year-over-year
•Continued growth in revenue and operating income in non-reportable
•Inflationary pressure in most cost areas including, maintenance, equipment, and non-driving labor
•Equipment gains to be approximately $20 - $25 million in total for the rest of the year

5

•Increased interest rates expected to negatively impact second half 2022 EPS by $0.05 - $0.07 from our previous forecast
•Net cash capital expenditures expected range of $550 - $600 million for the full year 2022
•Approximate tax rate of 25% for the full year 2022
The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS1 guidance.
________
1See GAAP to non-GAAP reconciliations in the schedules following this release.
2Our calculation of Adjusted EPS starts with GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.30 for full-year 2022), as well as noncash impairments and certain other unusual items, if any.

Conference Call
Knight-Swift will host a live conference call with analysts and investors to discuss the earnings release, the results of operations, and other matters following its earnings press release on Wednesday, July 20, 2022, at 4:30 p.m. EDT. The conference dial in information is +1 (888) 886-7786 (Conference ID: 46652829). Please note that since the call is expected to begin promptly as scheduled, you will need to join a few minutes before that time. Slides to accompany this call will be posted on the Company’s website and will be available to download just before the scheduled conference call. To view the presentation, please visit https://investor.knight-swift.com/, "Second Quarter 2022 Conference Call Presentation."

Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is one of North America's largest and most diversified freight transportation companies, providing multiple full truckload, LTL, intermodal, and logistics services. Knight-Swift uses a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating one of the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of transportation services to our customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

6

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "foresee," "will," "could," "should," "may," "feel", "goal," "continue," or similar expressions, which speak only as of the date the statement was made. Such statements are forward-looking statements and are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, share repurchases, leverage ratio, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic, industry, or Company conditions or performance, including, without limitation, expectations regarding future supply or demand, volume, or truckload capacity, and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:
•any projections of or guidance regarding earnings, earnings per share, Adjusted EPS, revenues, cash flows, dividends, share repurchases, capital expenditures, or other financial items,
•future dividends,
•future effective tax rates,
•future performance of our reportable segments, including network design, cost structure, container count, margin, and volumes within our Intermodal segment, and the expected network, margin, and volumes within our LTL segment,
•future capital structure, capital allocation, growth strategies and opportunities, and liquidity, and
•future capital expenditures, including nature and funding of capital expenditures.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2021, and various disclosures in our press releases, stockholder reports, and other filings with the SEC.

7

Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited) [1]

	Quarter Ended June 30,		Year-to-Date June 30,
	2022	2021	2022	2021
	(In thousands, except per share data)
Revenue:
Revenue, excluding truckload and LTL fuel surcharge	$1,694,531	$1,212,872	$3,342,409	$2,345,977
Truckload and LTL fuel surcharge	266,600	102,829	445,711	192,738
Total revenue	1,961,131	1,315,701	3,788,120	2,538,715
Operating expenses:
Salaries, wages, and benefits	549,956	377,613	1,086,012	747,983
Fuel	257,146	126,055	447,635	244,291
Operations and maintenance	106,724	71,313	202,607	139,383
Insurance and claims	102,084	58,776	200,276	114,419
Operating taxes and licenses	30,204	21,717	59,241	43,765
Communications	5,744	4,635	11,614	9,672
Depreciation and amortization of property and equipment	147,482	123,606	292,526	243,521
Amortization of intangibles	16,215	11,984	32,381	23,733
Rental expense	13,492	13,399	26,893	30,263
Purchased transportation	384,910	304,157	771,356	562,387
Impairments	—	—	810	—
Miscellaneous operating expenses	21,396	11,331	32,905	25,924
Total operating expenses	1,635,353	1,124,586	3,164,256	2,185,341
Operating income	325,778	191,115	623,864	353,374
Other (expenses) income:
Interest income	675	270	1,136	564
Interest expense	(9,345)	(3,307)	(16,025)	(6,793)
Other (expense) income, net	(25,576)	16,840	(39,981)	32,945
Total other (expenses) income, net	(34,246)	13,803	(54,870)	26,716
Income before income taxes	291,532	204,918	568,994	380,090
Income tax expense	72,090	51,783	141,264	97,112
Net income	219,442	153,135	427,730	282,978
Net (income) loss attributable to noncontrolling interest	50	(331)	99	(384)
Net income attributable to Knight-Swift	$219,492	$152,804	$427,829	$282,594
Other comprehensive loss	(1,862)	—	(2,234)	—
Comprehensive income	$217,630	$152,804	$425,595	$282,594

Earnings per share:
Basic	$1.35	$0.92	$2.61	$1.70
Diluted	$1.35	$0.92	$2.60	$1.69

Dividends declared per share:	$0.12	$0.10	$0.24	$0.18

Weighted average shares outstanding:
Basic	162,365	165,577	163,863	165,751
Diluted	163,166	166,585	164,801	166,750
________
1The reported results do not include the results of operations of ACT and its subsidiary prior to its acquisition by Knight-Swift on July 5, 2021 in accordance with the accounting treatment applicable to the transaction. The reported results do not include the results of operations of MME and its subsidiaries prior to its acquisition by Knight-Swift on December 6, 2021 in accordance with the accounting treatment applicable to the transaction.

8

Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2022	December 31, 2021
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$198,021	$261,001
Cash and cash equivalents – restricted	111,449	87,241
Restricted investments, held-to-maturity, amortized cost	7,856	5,866
Trade receivables, net of allowance for doubtful accounts of $22,124 and $21,663, respectively	1,010,768	911,336
Contract balance – revenue in transit	20,422	22,936
Prepaid expenses	79,405	90,507
Assets held for sale	11,195	8,166
Income tax receivable	6,880	909
Other current assets	27,421	26,318
Total current assets	1,473,417	1,414,280
Property and equipment, net	3,601,189	3,555,364
Operating lease right-of-use assets	165,643	147,540
Goodwill	3,518,589	3,515,135
Intangible assets, net	1,798,668	1,831,049
Other long-term assets	157,372	192,132
Total assets	$10,714,878	$10,655,500

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$220,469	$224,844
Accrued payroll and purchased transportation	245,679	217,084
Accrued liabilities	124,072	128,536
Claims accruals – current portion	240,021	206,607
Finance lease liabilities and long-term debt – current portion	235,775	262,423
Operating lease liabilities – current portion	37,787	35,322
Total current liabilities	1,103,803	1,074,816
Revolving line of credit	129,000	260,000
Long-term debt – less current portion	1,028,617	1,037,552
Finance lease liabilities – less current portion	327,320	256,166
Operating lease liabilities – less current portion	123,274	107,614
Accounts receivable securitization	278,594	278,483
Claims accruals – less current portion	206,418	210,714
Deferred tax liabilities	874,601	874,877
Other long-term liabilities	11,994	11,828
Total liabilities	4,083,621	4,112,050
Stockholders’ equity:
Common stock	1,606	1,660
Additional paid-in capital	4,372,916	4,350,913
Accumulated other comprehensive loss	(2,797)	(563)
Retained earnings	2,249,333	2,181,142
Total Knight-Swift stockholders' equity	6,621,058	6,533,152
Noncontrolling interest	10,199	10,298
Total stockholders’ equity	6,631,257	6,543,450
Total liabilities and stockholders’ equity	$10,714,878	$10,655,500

9

Segment Operating Statistics (Unaudited)

	Quarter Ended June 30,				Year-to-Date June 30,
	2022	2021		Change	2022	2021		Change
Truckload
Average revenue per tractor [1]	$54,361	$48,939		11.1%	$106,775	$96,827		10.3%
Non-paid empty miles percentage	14.6%	13.0%	160	bps	14.4%	12.9%	150	bps
Average length of haul (miles)	392	408		(3.9%)	393	410		(4.1%)
Miles per tractor	19,542	20,913		(6.6%)	38,460	41,841		(8.1%)
Average tractors	18,055	18,034		0.1%	18,010	18,129		(0.7%)
Average trailers [2]	73,010	60,858		20.0%	72,111	60,382		19.4%

LTL 3 4
Shipments per day	19,657	N/A		N/A	19,220	N/A		N/A
Weight per shipment (pounds)	1,068	N/A		N/A	1,083	N/A		N/A
Average length of haul (miles)	522	N/A		N/A	522	N/A		N/A
Revenue per shipment	$191.30	N/A		N/A	$185.01	N/A		N/A
Revenue xFSR per shipment	$151.64	N/A		N/A	$151.18	N/A		N/A
Revenue per hundredweight	$ 17.91	N/A		N/A	$ 17.09	N/A		N/A
Revenue xFSR per hundredweight	$ 14.20	N/A		N/A	$ 13.97	N/A		N/A
Average tractors [5]	3,129	N/A		N/A	3,110	N/A		N/A
Average trailers [6]	8,402	N/A		N/A	8,352	N/A		N/A

Logistics
Revenue per load [7]	$2,257	$2,193		2.9%	$2,471	$2,094		18.0%
Gross margin	24.4%	15.7%	870	bps	22.2%	15.2%	700	bps

Intermodal
Average revenue per load [7]	$3,642	$2,616		39.2%	$3,560	$2,583		37.8%
Load count	36,474	44,073		(17.2%)	67,989	86,041		(21.0%)
Average tractors	623	611		2.0%	603	605		(0.3%)
Average containers	11,491	10,842		6.0%	11,259	10,844		3.8%

1Computed with revenue, excluding fuel surcharge and intersegment transactions
2Second quarter 2022 includes 6,014 trailers related to leasing activities recorded within our non-reportable operating segments. Second quarter 2021 does not include 5,201 trailers related to leasing activities recorded within our non-reportable operating segments.
The year-to-date period ending June 30, 2022 includes 6,783 trailers related to leasing activities recorded within our non-reportable operating segments. The year-to-date period ending June 30, 2021 does not include 5,481 trailers related to leasing activities recorded within our non-reportable operating segments.
3Operating statistics within the LTL segment exclude dedicated and other businesses.
4Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
5Includes 700 and 698 tractors from ACT's and MME's dedicated and other businesses for quarter and year-to-date periods ended June 30, 2022.
6Includes 962 and 935 trailers from ACT's and MME's dedicated and other businesses for quarter and year-to-date periods ended June 30, 2022.
7Computed with revenue, excluding intersegment transactions.

10

Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted EPS," "Adjusted Operating Ratio," "Free Cash Flow," and "Return on Net Tangible Assets," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, Adjusted Operating Ratio, and Return on Net Tangible Assets as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. Management and the board of directors use Free Cash Flow as a key measure of our liquidity. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Ratio, Free Cash Flow, and Return on Net Tangible Assets, are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

11

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio 1 2

	Quarter Ended June 30,		Year-to-Date June 30,
	2022	2021	2022	2021
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,961,131	$1,315,701	$3,788,120	$2,538,715
Total operating expenses	(1,635,353)	(1,124,586)	(3,164,256)	(2,185,341)
Operating income	$325,778	$191,115	$623,864	$353,374
Operating ratio	83.4%	85.5%	83.5%	86.1%

Non-GAAP Presentation
Total revenue	$1,961,131	$1,315,701	$3,788,120	$2,538,715
Truckload and LTL fuel surcharge	(266,600)	(102,829)	(445,711)	(192,738)
Revenue, excluding truckload and LTL fuel surcharge	1,694,531	1,212,872	3,342,409	2,345,977

Total operating expenses	1,635,353	1,124,586	3,164,256	2,185,341
Adjusted for:
Truckload and LTL fuel surcharge	(266,600)	(102,829)	(445,711)	(192,738)
Amortization of intangibles [3]	(16,215)	(11,984)	(32,381)	(23,733)
Impairments [4]	—	—	(810)	—
Legal accruals [5]	2,000	(879)	(3,055)	(2,121)
Transaction fees [6]	—	(659)	—	(659)
Adjusted Operating Expenses	1,354,538	1,008,235	2,682,299	1,966,090
Adjusted Operating Income	$339,993	$204,637	$660,110	$379,887
Adjusted Operating Ratio	79.9%	83.1%	80.3%	83.8%

1     Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.
2    Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, the July 5, 2021 ACT acquisition and other acquisitions.
4    "Impairments" reflects the non-cash impairment of building improvements (within our non-reportable segments).
5    "Legal accruals" are included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income and reflect the following:
•During the second quarter of 2022, the Company decreased the estimated exposure related to an accrued legal matter previously identified as probable and estimable in prior periods based on a recent settlement agreement.
•2021 legal expense reflects costs related to certain class action lawsuits arising from employee and contract related matters.
6    "Transaction Fees" consisted of legal and professional fees associated with the acquisitions of UTXL and ACT. The transaction fees are included within "Miscellaneous operating expenses" in the condensed statements of comprehensive income.

12

Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS 1 2

	Quarter Ended June 30,		Year-to-Date June 30,
	2022	2021	2022	2021
	(Dollars in thousands, except per share data)
GAAP: Net income attributable to Knight-Swift	$219,492	$152,804	$427,829	$282,594
Adjusted for:
Income tax expense attributable to Knight-Swift	72,090	51,783	141,264	97,112
Income before income taxes attributable to Knight-Swift	291,582	204,587	569,093	379,706
Amortization of intangibles [3]	16,215	11,984	32,381	23,733
Impairments [4]	—	—	810	—
Legal accruals [5]	(2,000)	879	3,055	2,121
Transaction fees [6]	—	659	—	659
Adjusted income before income taxes	305,797	218,109	605,339	406,219
Provision for income tax expense at effective rate	(75,608)	(55,111)	(150,287)	(103,788)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$230,189	$162,998	$455,052	$302,431

Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended June 30,		Year-to-Date June 30,
	2022	2021	2022	2021
GAAP: Earnings per diluted share	$1.35	$0.92	$2.60	$1.69
Adjusted for:
Income tax expense attributable to Knight-Swift	0.44	0.31	0.86	0.58
Income before income taxes attributable to Knight-Swift	1.79	1.23	3.45	2.28
Amortization of intangibles [3]	0.10	0.07	0.20	0.14
Impairments [4]	—	—	—	—
Legal accruals [5]	(0.01)	0.01	0.02	0.01
Transaction fees [6]	—	—	—	—
Adjusted income before income taxes	1.87	1.31	3.67	2.44
Provision for income tax expense at effective rate	(0.46)	(0.33)	(0.91)	(0.62)
Non-GAAP: Adjusted EPS	$1.41	$0.98	$2.76	$1.81

1Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.
5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.
6Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 6.

13

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1]

	Quarter Ended June 30,		Year-to-Date June 30,
Truckload Segment	2022	2021	2022	2021
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,188,809	$985,858	$2,269,340	$1,948,805
Total operating expenses	(982,513)	(817,401)	(1,857,927)	(1,621,865)
Operating income	$206,296	$168,457	$411,413	$326,940
Operating ratio	82.6%	82.9%	81.9%	83.2%
Non-GAAP Presentation
Total revenue	$1,188,809	$985,858	$2,269,340	$1,948,805
Fuel surcharge	(206,931)	(102,829)	(345,592)	(192,738)
Intersegment transactions	(399)	(469)	(735)	(693)
Revenue, excluding fuel surcharge and intersegment transactions	981,479	882,560	1,923,013	1,755,374

Total operating expenses	982,513	817,401	1,857,927	1,621,865
Adjusted for:
Fuel surcharge	(206,931)	(102,829)	(345,592)	(192,738)
Intersegment transactions	(399)	(469)	(735)	(693)
Amortization of intangibles [2]	(323)	(324)	(647)	(648)
Adjusted Operating Expenses	774,860	713,779	1,510,953	1,427,786
Adjusted Operating Income	$206,619	$168,781	$412,060	$327,588
Adjusted Operating Ratio	78.9%	80.9%	78.6%	81.3%

1     Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in historical Knight acquisitions.

14

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended June 30,	Year-to-Date June 30,
LTL Segment [2]	2022	2022
GAAP Presentation	(Dollars in thousands)
Total revenue	$283,847	$538,972
Total operating expenses	(240,080)	(468,828)
Operating income	$43,767	$70,144
Operating ratio	84.6%	87.0%
Non-GAAP Presentation
Total revenue	$283,847	$538,972
Fuel surcharge	(59,669)	(100,119)
Revenue, excluding fuel surcharge	224,178	438,853

Total operating expenses	240,080	468,828
Adjusted for:
Fuel surcharge	(59,669)	(100,119)
Amortization of intangibles [3]	(3,995)	(7,940)
Adjusted Operating Expenses	176,416	360,769
Adjusted Operating Income	$47,762	$78,084
Adjusted Operating Ratio	78.7%	82.2%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the ACT and MME acquisitions.

15

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1] — (Continued)

	Quarter Ended June 30,		Year-to-Date June 30,
Logistics Segment	2022	2021	2022	2021
GAAP Presentation	(Dollars in thousands)
Total revenue	$248,662	$166,737	$530,701	$285,624
Total operating expenses	(204,913)	(152,381)	(447,351)	(263,691)
Operating income	$43,749	$14,356	$83,350	$21,933
Operating ratio	82.4%	91.4%	84.3%	92.3%
Non-GAAP Presentation
Total revenue	$248,662	$166,737	$530,701	$285,624
Intersegment transactions	(1,343)	(4,570)	(3,211)	(7,735)
Revenue, excluding intersegment transactions	247,319	162,167	527,490	277,889

Total operating expenses	204,913	152,381	447,351	263,691
Adjusted for:
Intersegment transactions	(1,343)	(4,570)	(3,211)	(7,735)
Amortization of intangibles [2]	(334)	(97)	(668)	(97)
Adjusted Operating Expenses	203,236	147,714	443,472	255,859
Adjusted Operating Income	$44,083	$14,453	$84,018	$22,030
Adjusted Operating Ratio	82.2%	91.1%	84.1%	92.1%

	Quarter Ended June 30,		Year-to-Date June 30,
Intermodal Segment	2022	2021	2022	2021
GAAP Presentation	(Dollars in thousands)
Total revenue	$132,871	$115,378	$242,093	$222,444
Total operating expenses	(118,699)	(109,566)	(212,751)	(213,175)
Operating income	$14,172	$5,812	$29,342	$9,269
Operating ratio	89.3%	95.0%	87.9%	95.8%
Non-GAAP Presentation
Total revenue	$132,871	$115,378	$242,093	$222,444
Intersegment transactions	(17)	(84)	(47)	(179)
Revenue, excluding intersegment transactions	132,854	115,294	242,046	222,265

Total operating expenses	118,699	109,566	212,751	213,175
Adjusted for:
Intersegment transactions	(17)	(84)	(47)	(179)
Adjusted Operating Expenses	118,682	109,482	212,704	212,996
Adjusted Operating Income	$14,172	$5,812	$29,342	$9,269
Adjusted Operating Ratio	89.3%	95.0%	87.9%	95.8%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the UTXL acquisition.

16

Non-GAAP Reconciliation (Unaudited):
Free Cash Flow [1]

Year-to-Date June 30, 2022

GAAP: Cash flows from operations	$719,984
Adjusted for:
Proceeds from sale of property and equipment, including assets held for sale	104,239
Purchases of property and equipment	(295,522)
Non-GAAP: Free cash flow	$528,701

Non-GAAP Reconciliation (Unaudited):
Return on Net Tangible Assets [2]

	June 30,
	2022	2021
	(Dollars in thousands)
Total Assets	$10,714,878	$8,682,459

Adjusted for:
Intangible assets, net	(1,798,668)	(1,403,483)
Goodwill	(3,518,589)	(2,971,023)
Tangible Assets	$5,397,621	$4,307,953

Total Liabilities	$4,083,621	$2,584,406
Adjusted for:
Revolving line of credit, finance lease obligations, and long-term debt	(1,720,712)	(592,286)
Accounts receivable securitization	(278,594)	(278,372)
Deferred income tax liabilities	(874,601)	(806,398)
Non-Interest Bearing Liabilities, excluding deferred income tax liabilities	$1,209,714	$907,350

Net Tangible Assets	$4,187,907	$3,400,603
Average Net Tangible Assets	$3,794,255
Adjusted Net Income - TTM June 30, 2022	$940,802
Return on Net Tangible Assets	24.8%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP cash flows from operations to non-GAAP Free Cash Flow.
2Pursuant to the requirements of Regulation G, this table reconciles Total Assets and Total Liabilities to Average Net Tangible Assets.

17

Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income - Trailing Twelve Months 1 2

	Year-to-Date June 30, 2022	Year-to-Date December 31, 2021	Year-to-Date June 30, 2021	TTM June 30, 2022
	(Dollars in thousands)
GAAP: Net income attributable to Knight-Swift	$427,829	743,388	282,594	888,623
Adjusted for:
Income tax expense attributable to Knight-Swift	141,264	230,887	97,112	275,039
Income before income taxes attributable to Knight-Swift	569,093	974,275	379,706	1,163,662
Amortization of intangibles [3]	32,381	55,299	23,733	63,947
Impairments [4]	810	299	—	1,109
Legal accruals [5]	3,055	(2,481)	2,121	(1,547)
Transaction fees [6]	—	4,445	659	3,786
Write-off of deferred debt issuance costs [7]	—	1,024	—	1,024
Adjusted income before income taxes	605,339	1,032,861	406,219	1,231,981
Provision for income tax expense at effective rate	(150,287)	(244,680)	(103,788)	(291,179)
Non-GAAP Adjusted Net Income Attributable to Knight Swift	$455,052	$788,181	$302,431	$940,802

1Pursuant to the requirements of Regulation G, this table reconciles Knight-Swift's GAAP Income before income taxes to Knight-Swift's non-GAAP Adjusted Income before Income Taxes and Adjusted Net Income.
2Refer to Condensed Consolidated Statements of Comprehensive Income — footnote 1.
3"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, the July 5, 2021 ACT acquisition, and other acquisitions.
4"Impairments" reflects the following non-cash impairments:
•First quarter 2022 impairment reflects the non-cash impairment of building improvements (within our non-reportable segments).
•2021 impairments related to certain revenue equipment held for sale (within the non-reportable segments and the Truckload segment).
5"Legal accruals" are included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income and reflect the following:
•During the second quarter of 2022, the Company decreased the estimated exposure related to an accrued legal matter previously identified as probable and estimable in prior periods based on a recent settlement agreement.
•Third quarter 2021 reversal related to an accrued legal matter previously identified as probable in 2019. This was based on the recent decision of the appellate court, resulting in a change to a remote likelihood that a loss was incurred. Additional 2021 legal costs relate to certain class action lawsuits arising from employee and contract related matters.
6"Transaction fees consist of legal and professional fees associated with the acquisitions of UTXL, ACT, and MME. The transaction fees are included within "Miscellaneous operating expense" in the condensed consolidated statements of comprehensive income.
7"Write-off of deferred debt issuance costs" is included within "Other income, net" in the condensed consolidated statements of comprehensive income for 2021. The loss was incurred as a result of replacing the 2017 Debt Agreement with the 2021 Debt Agreement in September.

18